Exhibit 99.1

Company Contact:	Bruce Thomas Vice President, Investor Relations Quiksilver, Inc. +1 (714) 889-4425
Quiksilver, Inc. Reports Fiscal 2009 Second Quarter Financial Results
— Pro-Forma Income from Continuing Operations of $0.05 per share
— GAAP Income from Continuing Operations of $0.04 per share Includes Severance Charges
— Company Separately Announces Financial Restructuring Plans
Huntington Beach, California, June 8, 2009—Quiksilver, Inc. (NYSE:ZQK) today announced results for the second fiscal quarter ended April 30, 2009. Consolidated net revenues from continuing operations for the second quarter of fiscal 2009 decreased to $494.2 million from $596.3 million in the second quarter of fiscal 2008. Adjusting for changes in foreign currency as compared to the U.S. dollar, this represented a decline of 8% in constant currency. Consolidated pro-forma income from continuing operations for the second quarter of fiscal 2009 was $6.6 million, or $0.05 per share, compared to $38.7 million, or $0.30 per share, for the second quarter of fiscal 2008. The pro-forma income from continuing operations for the three months ended April 30, 2009 excludes a severance charge of $1.7 million, net of tax. Including these charges, income from continuing operations was $4.9 million, or $0.04 per share. A reconciliation of GAAP results to pro-forma results is included in the accompanying tables. Net revenues and income from continuing operations for all periods exclude the results of our Rossignol wintersports business, which was sold in the first quarter of fiscal 2009 and is reported as discontinued operations.
Net revenues in the Americas segment decreased 7% during the second quarter of fiscal 2009 to $230.0 million from $247.6 million in the second quarter of fiscal 2008. In constant currency, European segment net revenues decreased 13% compared to the prior year. As reported in our financial statements, European segment net revenues decreased 26% during the second quarter of fiscal 2009 to $210.5 million from $284.5 million in the second quarter of fiscal 2008. In constant currency, Asia/Pacific segment net revenues increased 14% compared to the prior year. As reported in our financial statements, Asia/Pacific segment net revenues decreased 16% to $52.3 million in the second quarter of fiscal 2009 from $62.5 million in the second quarter of fiscal 2008. Please refer to the accompanying tables in order to better understand the impact of foreign currency on revenue trends in our Europe and Asia/Pacific segments.
Consolidated inventories increased 1% to $307.7 million at April 30, 2009 from $304.1 million at April 30, 2008. Consolidated trade accounts receivable decreased 13% to $411.0 million at April 30, 2009 from $473.0 million at April 30, 2008.
Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “We are pleased to report second quarter earnings that are essentially in-line with our expectations, but the environment remains extremely challenging and we have yet to see any improvement in overall business trends. With customers proceeding cautiously in this uncertain market, orders for the second half are building more slowly than in past periods and we continue to look for opportunities to streamline the business and improve profitability. As such, we are targeting substantial cost reductions by the end of this fiscal year and are planning our business conservatively.”
Addressing its outlook for continuing operations, the Company stated that based on current trends, third quarter revenues are expected to be down in the mid-teens on a percentage basis compared to the same quarter a year ago and that diluted earnings per share are expected to be

Quiksilver, Inc. 2009 Second Quarter Results
June 8, 2009

in the low-single-digit range. The Company indicated that longer term visibility into revenues and earnings remains limited at the present time due to global economic conditions.
In a separate press release issued today, Quiksilver announced that Rhône, an international private equity firm with offices in New York, London and Paris, committed to provide a $150 million 5-year term loan as part of a financial restructuring plan for the Company. The new term loan is expected to stabilize the Company’s liquidity position and enable the Company to refinance its existing Americas line of credit and consolidate its European debts into a new committed multi-year facility, and is expected to be funded by the end of July.
Mr. McKnight continued, “Clearly our most important message is captured in our financing press release, also issued today, in which we announced the $150 million infusion by Rhône and the update on our Americas and European refinancing efforts. We do not think of the Rhône investment as merely a loan, but as the cornerstone of Quiksilver’s financial restructuring plan. Rhône is a strong strategic partner with an international presence and extensive experience investing in globally diversified businesses across a number of sectors. Our agreement with Rhône not only provides the financial stability necessary to complete our new Americas and European financing efforts, but it also allows us to improve our global business and increase the efficiency of our worldwide operations. We are pleased to have addressed our liquidity concerns so that we can now sharpen our focus on streamlining the business and making great product within our three great brands — Quiksilver, Roxy and DC.”
Separately, the Company also announced today that it had reached an agreement with legendary surfer Kelly Slater that extends his endorsement arrangement with the Company for five years. Kelly Slater and Quiksilver have helped define the surfing industry over the years and have become synonymous with the core values and culture of the surfing lifestyle. With the new agreement, Quiksilver is proud to be in a position to sponsor the greatest surfer of all time for his entire competitive career. As part of the agreement, Mr. Slater has agreed to accept a significant portion of his compensation in the form of Company stock, subject to stockholder approval.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories and related products. The Company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on different outdoor sports. The Company’s Quiksilver, Roxy, DC and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding, and its beach and water oriented swimwear brands include Raisins, Radio Fiji and Leilani.
The Company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.
Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the Company’s revenue guidance, diluted earnings per share guidance, financing activities and other future

Quiksilver, Inc. 2009 Second Quarter Results
June 8, 2009

activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
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NOTE:	For further information about Quiksilver, Inc., you are invited to take a look at our world at www.quiksilver.com, www.roxy.com, www.dcshoecousa.com, www.quiksilveredition.com, www.hawkclothing.com.

Quiksilver, Inc. 2009 Second Quarter Results
June 8, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,
In thousands, except per share amounts	2009	2008
Revenues, net	$494,173	$596,280
Cost of goods sold	261,055	295,938

Gross profit	233,118	300,342

Selling, general and administrative expense	202,589	230,800
Asset impairment	—	350

Operating income	30,529	69,192

Interest expense	13,552	12,996
Foreign currency loss	1,926	1,384
Minority interest and other expense (income)	578	(471)

Income before provision for income taxes	14,473	55,283

Provision for income taxes	9,528	16,558

Income from continuing operations	$4,945	$38,725
Loss from discontinued operations	(2,132)	(244,949)

Net income (loss)	$2,813	$(206,224)

Income per share from continuing operations	$0.04	$0.31

Loss per share from discontinued operations	$(0.02)	$(1.95)

Net income (loss) per share	$0.02	$(1.64)

Income per share from continuing operations, assuming dilution	$0.04	$0.30

Loss per share from discontinued operations, assuming dilution	$(0.02)	$(1.88)

Net income (loss) per share, assuming dilution	$0.02	$(1.59)

Weighted average common shares outstanding	127,324	125,741

Weighted average common shares outstanding, assuming dilution	128,091	130,052

Quiksilver, Inc. 2009 Second Quarter Results
June 8, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Six Months Ended April 30,
In thousands, except per share amounts	2009	2008
Revenues, net	$937,451	$1,092,861
Cost of goods sold	497,170	548,995

Gross profit	440,281	543,866

Selling, general and administrative expense	409,407	452,210
Asset impairment	—	350

Operating income	30,874	91,306

Interest expense	27,706	24,044
Foreign currency loss	3,356	768
Minority interest and other expense (income)	620	(397)

(Loss) income before provision for income taxes	(808)	66,891

Provision for income taxes	60,109	20,596

(Loss) income from continuing operations	$(60,917)	$46,295
Loss from discontinued operations	(130,696)	(274,459)

Net loss	$(191,613)	$(228,164)

(Loss) income per share from continuing operations	$(0.48)	$0.37

Loss per share from discontinued operations	$(1.03)	$(2.19)

Net loss per share	$(1.51)	$(1.82)

(Loss) income per share from continuing operations, assuming dilution	$(0.48)	$0.36

Loss per share from discontinued operations, assuming dilution	$(1.03)	$(2.12)

Net loss per share, assuming dilution	$(1.51)	$(1.76)

Weighted average common shares outstanding	127,157	125,133

Weighted average common shares outstanding, assuming dilution	127,157	129,606

Quiksilver, Inc. 2009 Second Quarter Results
June 8, 2009

CONSOLIDATED BALANCE SHEETS (Unaudited)

	April 30,	April 30,
In thousands	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$74,052	$91,334
Restricted cash	47,236	—
Trade accounts receivable, less allowance for doubtful accounts of $36,719 (2009) and $24,226 (2008)	410,971	473,032
Other receivables	32,260	32,931
Inventories	307,735	304,059
Deferred income taxes — short-term	92,482	102,735
Prepaid expenses and other current assets	33,757	29,204
Current assets held for sale	9,122	290,236

Total current assets	1,007,615	1,323,531

Fixed assets, net	228,918	256,395
Intangibles, net	142,792	144,013
Goodwill	304,991	416,337
Other assets	42,059	45,056
Deferred income taxes — long-term	13,803	13,711

Total assets	$1,740,178	$2,199,043

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Lines of credit	$224,451	$245,877
Accounts payable	169,075	191,106
Accrued liabilities	69,455	116,892
Current portion of long-term debt	225,936	35,740
Income taxes payable	20,396	14,833
Liabilities related to assets held for sale	1,415	212,303

Total current liabilities	710,728	816,751

Long-term debt	604,412	656,607
Deferred income taxes and other long-term liabilities	38,429	33,783
Non-current liabilities of assets held for sale	—	6,953

Total liabilities	1,353,569	1,514,094

Stockholders’ equity:
Preferred stock	—	—
Common stock	1,310	1,295
Additional paid-in capital	339,686	319,350
Treasury stock	(6,778)	(6,778)
(Accumulated deficit) retained earnings	(1,194)	188,520
Accumulated other comprehensive income	53,585	182,562

Total stockholders’ equity	386,609	684,949

Total liabilities & stockholders’ equity	$1,740,178	$2,199,043

Quiksilver, Inc. 2009 Second Quarter Results
June 8, 2009

Information related to operating segments is as follows:

	Three Months Ended April 30,
In thousands	2009	2008
Revenues, net:
Americas	$229,990	$247,615
Europe	210,498	284,500
Asia/Pacific	52,299	62,484
Corporate operations	1,386	1,681

	$494,173	$596,280

Gross Profit:
Americas	$84,895	$105,779
Europe	119,447	161,730
Asia/Pacific	28,838	31,690
Corporate operations	(62)	1,143

	$233,118	$300,342

SG&A Expense:
Americas	$89,021	$89,697
Europe	79,060	98,058
Asia/Pacific	26,317	32,167
Corporate operations	8,191	10,878

	$202,589	$230,800

Asset Impairment:
Americas	$—	$350
Europe	—	—
Asia/Pacific	—	—
Corporate operations	—	—

	$—	$350

Operating (Loss) Income:
Americas	$(4,126)	$15,732
Europe	40,387	63,672
Asia/Pacific	2,521	(477)
Corporate operations	(8,253)	(9,735)

	$30,529	$69,192

Quiksilver, Inc. 2009 Second Quarter Results
June 8, 2009

	Six Months Ended April 30,
In thousands	2009	2008
Revenues, net:
Americas	$433,403	$482,550
Europe	392,196	484,783
Asia/Pacific	109,889	122,860
Corporate operations	1,963	2,668

	$937,451	$1,092,861

Gross Profit:
Americas	$160,561	$207,535
Europe	220,213	271,427
Asia/Pacific	59,539	63,425
Corporate operations	(32)	1,479

	$440,281	$543,866

SG&A Expense:
Americas	$181,027	$184,307
Europe	157,825	186,137
Asia/Pacific	53,233	60,081
Corporate operations	17,322	21,685

	$409,407	$452,210

Asset Impairment:
Americas	$—	$350
Europe	—	—
Asia/Pacific	—	—
Corporate operations	—	—

	$—	$350

Operating (Loss) Income:
Americas	$(20,466)	$22,878
Europe	62,388	85,290
Asia/Pacific	6,306	3,344
Corporate operations	(17,354)	(20,206)

	$30,874	$91,306

Quiksilver, Inc. 2009 Second Quarter Results
June 8, 2009

GAAP TO PRO-FORMA RECONCILIATION (UNAUDITED)

Three Months Ended
April 30, 2009
Income from continuing operations	$4,945
Severance charges, net of tax	1,669

Pro-forma income from continuing operations	$6,614

Pro-forma income per share from continuing operations	$0.05

Pro-forma income per share from continuing operations, assuming dilution	$0.05

Weighted average common shares outstanding	127,324

Weighted average common shares outstanding, assuming dilution	128,091

Six Months Ended
April 30, 2009
Loss from continuing operations	$(60,917)
Severance charges, net of tax	7,772
First quarter effect of U.S. tax valuation allowance	50,778

Pro-forma loss from continuing operations	$(2,367)

Pro-forma loss per share from continuing operations	$(0.02)

Pro-forma loss per share from continuing operations, assuming dilution	$(0.02)

Weighted average common shares outstanding	127,157

Weighted average common shares outstanding, assuming dilution	127,157

Quiksilver, Inc. 2009 Second Quarter Results
June 8, 2009

SUPPLEMENTAL EXCHANGE RATE INFORMATION
(UNAUDITED)
In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. For income statement items, constant currency is calculated by taking the average foreign currency exchange rate used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using euros and our Asia/Pacific segment is translated into constant currency using Australian dollars, as these are the primary functional currencies of each reporting segment. A constant currency translation based upon each individual currency would yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended April 30, 2008 and 2009:

	Americas	Europe	Asia/Pacific	Corporate	Total
Historical currency (as reported)
April 30, 2008	$247,615	$284,500	$62,484	$1,681	$596,280
April 30, 2009	229,990	210,498	52,299	1,386	494,173
Percentage decrease	(7%)	(26%)	(16%)	(18%)	(17%)

Constant currency (current year exchange rates)
April 30, 2008	247,615	241,794	45,814	1,681	536,904
April 30, 2009	229,990	210,498	52,299	1,386	494,173
Percentage (decrease) increase	(7%)	(13%)	14%	(18%)	(8%)